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                                                                    EXHIBIT 11

                PREMIER RESEARCH WORLDWIDE, LTD. AND SUBSIDIARIES
         COMPUTATION OF EARNINGS PER COMMON AND COMMON EQUIVALENT SHARE
                 (in thousands, except for earnings per share)

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
                                                                              For the Three Months Ended
                                                                              --------------------------
                                                                            March 31, 1997   March 31, 1996
                                                                            --------------   --------------
Net income                                                                      $  424
                                                                                ======

Average shares outstanding                                                       6,096

Net effect of dilutive stock options-based on the
  treasury stock method using average market price                                 269
                                                                                ------
Weighted average share                                                           6,365
                                                                                ======

Earnings per common and common equivalent share                                 $ 0.07
                                                                                ======
Pro Forma net loss                                                                            $     (18)
                                                                                              =========
Pro forma weighted average shares assuming the conversion of the minority interest in the limited liability company into Common Stock of the Company as if it had converted as of January 1, 1996 instead of
  at the closing of the initial public offering.                                                  5,003
                                                                                              =========
Pro forma earnings per common and common equivalent share                                     $   (0.00)
                                                                                              =========
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